EXHIBIT 10.2

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

NOTICE OF RESTRICTED STOCK GRANT

Participant: [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted the number of shares (the “Shares”) of restricted Common Stock of Sarepta Therapeutics, Inc. (the “Company”) set forth below (the “Restricted Stock”), pursuant and subject to the terms and conditions of the 2018 Equity Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement, including this Notice of Restricted Stock Grant (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Grant attached hereto as Exhibit A, (this “Award Agreement”), as follows:

Date of Grant

Vesting Commencement Date

Number of Restricted Shares Granted

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement, the Restricted Stock will vest, and the Company’s right to reacquire the Restricted Stock will lapse, in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and 100% of the Shares becoming vested on the final vesting date:

[Insert vesting schedule]

Notwithstanding the foregoing, in the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Service Provider’s death, 100% of the Shares of Restricted Stock will vest as of the date of such death.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

PARTICIPANT	SAREPTA THERAPEUTICS, INC.
Signature	By
Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.Grant of Restricted Stock. The Company hereby grants to the Participant the number of Shares of Restricted Stock, as each are set forth in the Notice of Grant that forms a part of this Award Agreement, pursuant and subject to the terms and conditions of the Plan and this Award Agreement.

2.Vesting Schedule. The term “vest” as used herein with respect to any Share of Restricted Stock means the lapsing of the restrictions described herein with respect to such Share. Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous relationship with the Company (and/or a Subsidiary) as a Service Provider from the Date of Grant through each applicable vesting date, the Shares of Restricted Stock will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.Forfeiture upon Termination of Relationship with the Company as a Service Provider; Death of Participant.

(a)Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant, upon the termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider for any reason other than the death of the Participant, any then outstanding and unvested shares of Restricted Stock acquired by the Participant hereunder will be automatically and immediately forfeited. The Participant hereby (i) appoints the Company or, if applicable, the Company’s designated escrow or transfer agent, as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, or to the Company’s designated escrow or transfer agent, as applicable, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company, or the Company’s designated escrow or transfer agent, as applicable, may reasonably request to accomplish the transfer or forfeiture of any unvested shares of Restricted Stock that is forfeited hereunder.

(b)In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, 100% of the Shares of Restricted Stock will vest as of the date of such death.

4.Retention of Certificates. Any certificates representing unvested Shares of Restricted Stock will be held by the Company. If unvested shares of Restricted Stock are held in book entry form, the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

5.Legend. All certificates representing unvested Shares of Restricted Stock will contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND Sarepta Therapeutics, Inc. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF Sarepta Therapeutics, Inc.

As soon as practicable following the vesting of any such Shares of Restricted Stock, the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the Participant. If any Shares of Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

6.Dividends, Voting Rights, etc. The Participant will be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of Restricted Stock of which he or she is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of Restricted Stock of which he or she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Share of Restricted Stock (the “associated share”) acquired hereunder, including without limitation a distribution of shares of Common Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, will be subject to the restrictions of this Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and will be promptly forfeited if and when the associated share is so forfeited; and further provided, that any cash distribution will be subject to the restrictions of this Award Agreement and will vest in accordance with the vesting provisions set forth in the Notice of Grant and that the Administrator may require that any cash distribution with respect to the Shares be subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. Any cash dividend paid on Shares of Restricted Stock will not be reinvested in Shares and will be held uninvested and without interest in a dividend book entry account and paid if and when the Shares of Restricted Stock vest under this Award Agreement.

7.Death of Participant. Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any distribution or delivery under this Award Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

8.Tax Obligations.

(a)Withholding Taxes. The award or vesting of the Shares of Restricted Stock acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder are subject to the Participant promptly paying all taxes required to be withheld in connection with such award, vesting or payment to the Company in cash, by check, with consideration received by the Company under any formal broker-assisted program implemented by the Company in connection with the Plan or by the surrender of Shares with a Fair Market Value on the date of surrender equal to the amount of all taxes required to be withheld, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company (or by such other means as may be acceptable to the Administrator). No certificates representing Shares will be transferred by the Company or its designated escrow or transfer agent nor restrictions otherwise removed from such Shares pursuant to the vesting of Shares of Restricted Stock unless and until the Participant has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, local, foreign or provincial withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Participant authorizes the Company and its Subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b)Section 83(b). If the Participant properly elects (as required by Section 83(b) of  the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local, foreign or provincial taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state, local, foreign or provincial taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(c)Participant Acknowledgment. Regardless of any action taken by the Company or its Subsidiaries, the Participant acknowledges and agrees that the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, capital/gains tax, payment on account or other tax-related items related to the Restricted Stock and the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s sole responsibility and may exceed the amount, if any, withheld by the Company or its Subsidiaries. The Participant further acknowledges that the Company and/or its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including the grant, vesting of the Restricted Stock, the subsequent sale of any Shares that have vested and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Participant acknowledges and agrees that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

9.No Guarantee of Continued Service. Neither the grant of the Restricted Stock, nor the issuance of Shares upon the vesting of any portion of the Restricted Stock, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her employment or service at any time.

10.Sale of Vested Shares; Non-transferability of Shares. The Participant understands that he or she will be free to sell any Share of Restricted Stock once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws. Unvested Shares of Restricted Stock may not be transferred except as expressly permitted under Section 7 of this Award Agreement or Section 14 of the Plan.

11.Additional Conditions to Issuance and Vesting of Shares. The Company will not be obligated to deliver any Shares under this Award Agreement or to remove any restriction from Shares previously delivered hereunder until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Award Agreement have been satisfied or waived. The Company may require, as a condition to the delivery of Shares under this Award Agreement or the vesting of such Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of any federal securities law (including, without limitation, the Securities Act of 1933, as amended), any applicable state or non-U.S. securities law or rule of any applicable stock exchange or national market system.

12.Provisions of the Plan. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any part of the Restricted Stock, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.

13.Recoupment Policy; Stock Ownership Guidelines. This award of Restricted Stock and any Shares issued pursuant to this Award Agreement are subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

14.Electronic Delivery. The Company may decide to deliver any documents related to the Shares of Restricted Stock awarded hereunder or future awards of restricted stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.Form S-8 Prospectus. The Participant acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

16.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. This Award Agreement and the award of Restricted Stock hereunder is intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this award of Restricted Stock.

20.Limitation on Liability. Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its Subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its Subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this award of Restricted Stock to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this award of Restricted Stock.

21.Governing Law. This Award Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this award of Restricted Stock is made and/or to be performed.

22.Nature of Grant. In accepting the Restricted Stock, the Participant acknowledges and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock, even if Restricted Stock has been granted in the past;

(c)all decisions with respect to future Restricted Stock grants, if any, will be at the sole discretion of the Company;

(d)the Participant’s participation in the Plan is voluntary;

(e)the Restricted Stock is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company and/or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;

(f)the Restricted Stock and the income and value of the same, is not intended to replace any pension rights or compensation;

(g)the Restricted Stock and the income and value of the same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company and/or any Subsidiary;

(h)the future value of the Restricted Stock is unknown and cannot be predicted with certainty, and the Shares may increase or decrease in value;

(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock or diminution in value of the Restricted Stock, forfeiture of the Restricted Stock resulting from the termination of the Participant’s employment by the Company and/or any Subsidiary or continuous service (for any reason whatsoever and, whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any);

(j)for purposes of the Restricted Stock, regardless of the reason of the Participant’s termination (and whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any), the Participant’s employment or service relationship will be considered terminated effective as of the date the Participant is no longer actively employed or providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period pursuant to local law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Restricted Stock (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(k)the Company and any Subsidiaries shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock or of any amounts due to the Participant pursuant to the vesting of the Restricted Stock or the subsequent sale of any Shares.

23.Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data (as defined below) by and among, as necessary and applicable, the Company and any Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and/or Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the Restricted Stock or any other Restricted Stock or other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to E*TRADE Securities LLC (including any of its affiliates and successors) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, E*TRADE Securities LLC (including any of its affiliates and successors) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares upon vesting of the Restricted Stock.

The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage the Participant’s participation in the Plan, and that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Company and/or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Stock or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing such consent may affect the Participant’s ability to participate in the Plan. In addition, the Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

24.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant is advised to speak to the Participant’s personal advisor on this matter.

25.Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult the Participant’s personal legal advisor for any details.